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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports with respect to the financial statements of: Trex Company, Inc. dated January 27, 1999; TREX Company, LLC dated January 21, 1999 (except Notes 11 and 12, as to which the date is February 8, 1999); and the Mobil Composite Products Division of Mobil Oil Corporation dated June 24, 1998, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-63287) and related Prospectus of Trex Company, Inc. for the registration of 3,855,950 shares of its common stock.


                                                           /s/ Ernst & Young LLP
Vienna, Virginia
March 8, 1999